SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 5, 2012

SPECTRUM GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1063 McGraw Irvine, CA (Address of principal executive offices)	92614 (Zip code)

Registrant's telephone number, including area code:  (949) 748-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
As disclosed on Form 8-K filed with the Securities and Exchange Commission on March 7, 2012, on March 5, 2012, Spectrum Group International, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Afinsa Bienes Tangibles En Liquidacion, S.A. (“Afinsa”) and Auctentia, S.L. (“Auctentia.”). Pursuant to the Securities Purchase Agreement, the Company has agreed to purchase all shares of its common stock currently held by Afinsa and Auctentia, and all shares of common stock of Spectrum PMI, Inc., a subsidiary of the Company, held by Auctentia, for an aggregate purchase price of $58.25 million (the “Purchase Price”).
On July 4, 2012, the Company, Afinsa and Auctentia entered into Amendment No. 1 to the Securities Purchase Agreement (the “Amendment”), pursuant to which the date on which the Company, Afinsa and Auctentia may terminate the Securities Purchase Agreement if the transactions contemplated thereby have not been consummated has been extended from July 15, 2012 to September 15, 2012. In addition, the date on which the Company, Afinsa and Auctentia may terminate the Securities Purchase Agreement if the Company's registration statement with respect to its offering of subscription rights has not been declared effective has been extended from June 10, 2012 to August 1, 2012. The Company has agreed that, in the event the closing of the transactions contemplated by the Securities Purchase Agreement has not occurred by July 15, 2012, it will pay Afinsa and Auctentia simple interest on the Purchase Price accruing from July 15, 2012 through the date of closing at a rate of five percent per annum. In addition, if the Company is required to pay a termination fee under the terms of the Securities Purchase Agreement, the Company will pay Afinsa and Auctentia simple interest on such termination fee accruing from July 15, 2012 through the date such fee is paid at a rate of five percent per annum. The Amendment also contains certain other provisions, and reference is made to Exhibit 10.1 for the full text of the Amendment.
The Company has filed a Registration Statement on Form S-1 with respect to a rights offering to partially finance the Purchase Price. The Company anticipates filing Amendment No. 3 to the Registration Statement shortly.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Amendment No. 1 to the Securities Purchase Agreement, dated as of July 4, 2012, among Spectrum Group International, Inc., Afinsa Bienes Tangibles, S.A. and Auctentia, S.L

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 5, 2012

SPECTRUM GROUP INTERNATIONAL, INC.

By:	/s/ Carol Meltzer
Name:	Carol Meltzer
Title:	General Counsel and Secretary